Exhibit 99.3










    Report of Williams, Cox, Weidner and Cox, Independent Auditors of MSD



Board of Directors
MIS Software Development, Inc. (MSD)
Tallahassee, Florida


We have audited the balance sheets of MIS Software Development, Inc., as of December 27, 1995, and the related statements of operations and retained earnings, and cash flows for the period from January 1, 1995 through December 27, 1995 and for the year ended December 31, 1994 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MIS Software Development, Inc. as of December 27, 1995, and the results of its operations and its cash flows for the period from January 1, 1995 through December 27, 1995 and for the year ended December 31, 1994 in accordance with generally accepted accounting principles





                                               Williams, Cox, Weidner and Cox



Tallahassee, Florida
January 22, 1996